Exhibit 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO SHANGHAI BOSTON HOUSTON LOS ANGELES HANOI HO CHI MINH CITY	FIRM and AFFILIATE OFFICES

ATLANTA
BALTIMORE
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CHERRY HILL
LAKE TAHOE
MYANMAR

OMAN

A GCC REPRESENTATIVE OFFICE
OF DUANE MORRIS

MEXICO CITY
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MIRANDA & ESTAVILLO

SRI LANKA
ALLIANCE WITH
GOWERS INTERNATIONAL

August 13, 2021

Protagenic Therapeutics, Inc.

149 Fifth Avenue, Suite 500

New York, New York 10010

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Protagenic Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), on a registration statement on Form S-3, as may be amended from time to time (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”), for the offer and sale by the selling stockholders named in the Registration Statement, of 6,801,607 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”).

As such counsel, we have examined: (i) originals, or copies certified or otherwise identified, of (a) the Registration Statement; (b) the Third Amended and Restated Certificate of Incorporation of the Company, as amended to date; (c) the Second Amended and Restated Bylaws of the Company, as amended to date; (d) certain resolutions of the Board of Directors of the Company; (e) such other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion; (f) such other documents, corporate records, certificates, or assurances of officers of the Company and others as well as other instruments as we have deemed necessary or advisable to enable us to render these opinions; and (ii) such statutes, including the General Corporation Law of the State of Delaware, and regulations as we have deemed necessary or advisable for the purposes of this opinion. With your consent, we have not independently verified any factual matter relating to this opinion.

In making our examination, we have assumed and have not verified (i) that all signatures on documents examined by us are genuine, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to the original documents of all documents submitted to us as copies thereof.

Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America. We express no opinion with respect to any other laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included as a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.

Very truly yours,

/s/ Duane Morris LLP

Duane Morris llp A Delaware limited liability partnership	GREGORY R. HAWORTH, RESIDENT PARTNER
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